UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   January 28, 2011

TRADE LINK WHOLESALERS, INC.
(Exact name of registrant as specified in Charter)

Nevada		27-2776002
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.A09, Wuzhou Sun Town
Limin Avenue, Limin Development District
Harbin, Heilongjiang, China
 (Address of Principal Executive Offices)

(86) 0451-84800733
 (Issuer Telephone number)

300 Brickstone Square, Suite 201
Andover, MA 01810
Tel: (978) 662-5252
Former fiscal year October 31
 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry Into A Material Definitive Agreement

On January 28, 2011 (the “Closing Date”), we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Value Development Holdings, Ltd, a British Virgin Islands company, (“Value Development”) (ii) Value Development’s shareholders, (iii) us, and (iv) our principal stockholders. Pursuant to the terms of the Exchange Agreement, Value Development Holdings, Ltd, a company organized under the laws of the British Virgin Islands, and the Value Development shareholders transferred to us all of the shares of Value Development in exchange for the issuance of 35,998,000 shares of our common stock as set forth in the Exchange Agreement, so that the Value Development shareholders own 87.80% of our outstanding shares (the “Share Exchange”). As a result of the Share Exchange, Value Development became our wholly-owned subsidiary and we are its public holding company.

Our directors approved the Exchange Agreement and the transactions contemplated thereby. Simultaneously, the directors of Value Development also approved the Exchange Agreement and the transactions contemplated thereby.

As a result of the Exchange Agreement, the Company acquired 100% of the processing and production operations of Value Development and its subsidiaries, the business and operations of which now constitutes our primary business and operations.   Specifically, as a result of the Exchange Agreement on January 28, 2011:

•
We acquired and now own 100% of the issued and outstanding shares of capital stock of Value Development, the British Virgin Islands holding company which owns Value Development Group Ltd., which in turn owns and controls Harbin Jiasheng Consulting Managerial Co. Ltd. which has entered into contractual agreements to controlHeilongjiang Zhongxian Information Co., Ltd. and its livestock business;

•	We issued 35,998,000 shares of common stock to the Value Development shareholders; and

•	Value Development shareholders were issued common stock of the Company constituting approximately 87.80% of the fully diluted outstanding shares.

A copy of the Exchange Agreement is filed as Exhibit 2.1 to this Form 8-K. The description of the transactions contemplated by this document does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

On January 28, 2011, Value Development completed the acquisition of Harbin Jiasheng Consulting Company (“Jiasheng Consulting”), a holding company. Jiasheng Consulting has entered into Variable Interest Entity (“VIE”) agreements with Mr. Liu Zhengxin and Mr. Wang Youliang, as well as with Heilongjiang Zhongxian Information Co., Ltd. (“Zhongxian Information”). Mr. Liu Zhengxin holds a 62% equity interest in Zhongxian Information and Mr. Wang Youliang holds a 38% equity interest in Zhongxian Information. Pursuant to a VIE agreement signed by Mr. Zhengxin and Mr. Youliang, Jiasheng Consulting now controls all management responsibilities of Zhongxian Information.  The contractual arrangements are comprised of a series of agreements, including a shareholder voting right proxy agreement, exclusive consulting and service agreement, exclusive call option agreement and equity pledge agreement, through which Harbin Jiasheng Consulting Managerial Co., Ltd. has the right to provide exclusive and complete business support and technical and consulting service to Heilongjiang Zhongxian Information Co., Ltd. for an annual fee in the amount of Heilongjiang Zhongxian Information’s yearly net profits after tax. Additionally, Heilongjiang Zhongxian Information’s shareholders have pledged their rights, titles and equity interest in Heilongjiang Zhongxian Information as security for the collection of consulting and services fees provided through an Equity Pledge Agreement. In order to further reinforce Harbin Jiasheng Consulting’s rights to control and operate Heilongjiang Zhongxian Information, the shareholders of Heilongjiang Zhongxian Information have granted Harbin Jiasheng Consulting the exclusive right and option to acquire all of their equity interests in Heilongjiang Zhongxian Information through an Exclusive Option Agreement. As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively.  We have consolidated the operating results, assets and liabilities of Heilongjiang Zhongxian Information within our financial statements. A copy of the Exclusive Consulting and Service Agreement, Shareholder Voting Right Proxy Agreement, Exclusive Call Option Agreement and Equity Pledge Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Zhongxian Information is a livestock company engaged in the breeding of cows and the sale of milk, calves and organic fertilizer in Harbin of the Heilongjiang Province of the Peoples Republic of China.

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated into this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on January 28, 2011, we entered into the Exchange Agreement with Value Development pursuant to which, the Value Development shareholders transferred all of the shares of Value Development to us in exchange for the issuance of 35,998,000 shares of our common stock, which resulted in the Value Development shareholders owning 87.80% of our outstanding shares. As a result of the Share Exchange, Value Development became our wholly-owned subsidiary.

BUSINESS

Overview

Prior to the Share Exchange, we were an aftermarket automotive wheel and wheel care products supplier to emerging markets of Russia and other Eastern European countries. Trade Link Wholesalers Inc. was formed as a corporation pursuant to the laws of the State of Nevada on December 22, 2008 as Trade Link Group, Inc. On September 4, 2009, we changed our name to Trade Link Wholesalers Inc. On September 2, 2009 we incorporated a wholly owned (ownership interest – 100%) subsidiary Trade Link Wholesalers Inc. an Ontario, Canada, based company. The Company’s common stock is thinly traded on the over-the-counter market under the symbol TLWS.OB. Prior to the Share Exchange, the Company generated revenues of $14,468 and accumulated a net loss of $34,749 through October 31, 2010.

On January 28, 2011, in connection with the Share Exchange, Trade Link Wholesalers, Inc. consummated the sale of all of its holdings of capital stock in Trade Link Wholesalers, Inc., a corporation incorporated under the laws of the Province of Ontario, Canada to 1842247 Ontario Inc. At the closing of the Share Exchange, Trade Link’s wholly-owned subsidiary was effectively no longer a wholly-owned subsidiary and we ceased operating in the aftermarket automotive wheel and wheel care products market.

References to “we,” “our,” “ours” and “us” refer to Trade Link Wholesalers, Inc. and its wholly owned subsidiary Value Development (whose subsidiary entered into a VIE agreement with Heilongjiang Zhongxian Information Co., Ltd.), unless otherwise indicated.

Value Development Holdings Ltd. was incorporated under the laws of British Virgin Islands on June 24, 2010 to serve as an investment holding company, and Value Development Group, Ltd was incorporated under the laws of Hong Kong by Value Development Holdings Limited on September 17, 2010.  Harbin Jiasheng Consulting Managerial Co., Ltd. was incorporated under the laws of PRC on September 15, 2010, as a wholly-owned subsidiary of Value Development Group, Ltd.

On December 21, 2010, Jiasheng Consulting entered into a series of contractual agreements with Zhongxian Information, a company incorporated under the laws of the PRC, and its shareholders, in which Jiasheng Consulting effectively assumed management of the business activities of Zhongxian Information and its 99% owned subsidiary Heilongjiang Xinhua Cattle Industry Co., Ltd (“Xinhua Cattle”), and has the right to appoint all executives and senior management and the members of the board of directors of Zhongxian Information. Zhongxian Information was founded on January 21 2005, and is headquartered in the Limin Development Zone, Harbin, Heilongjiang Province, with registered capital of 10 million RMB. The contractual arrangements are comprised of a series of agreements, including an Exclusive Business Cooperation Agreement, Exclusive Option Agreement, and an Equity Interest Pledge Agreement, through which Jiasheng Consulting has the right to provide exclusive complete business support and technical and consulting service to Zhongxian Information. Additionally, Zhongxian Information’s shareholders have pledged their rights, titles and equity interest in Zhongxian Information as security for Jiasheng Consulting to collect consulting and services fees provided to Zhongxian Information through an Equity Pledge Agreement. In order to further reinforce Jiasheng Consulting’s rights to control and operate Zhongxian Information, the shareholders of Zhongxian Information have granted Jiasheng Consulting the exclusive right and option to acquire all of their equity interests in Zhongxian Information through an Exclusive Option Agreement.

As all of the above mentioned companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively.  We have consolidated the operating results, assets and liabilities of Zhongxian Information within our financial statements.

As a result of our reverse acquisition of Value Development Holdings Ltd., we have assumed the business and operations of Zhongxian Information with our principle activities engaged in the breeding of cows and the sale of milk, calves and organic fertilizer in Harbin of the Heilongjiang Province of the Peoples Republic of China.

Operating revenue for the year ended June 30, 2010 was $14,357,334, representing a 22.2% increase from the year ended June 30, 2009. Our net income for the year ended June 30, 2010 was $4,562,835, representing a 23.8% increase from $3,685,034 for the year ended June 30, 2009.

Trade Links’s current corporate structure is set forth below:

Zhongxian Information’s Subsidiary Xinhua Cattle

Xinhua Cattle is a 99% subsidiary of Zhongxian Information, acquired in February 2006. Xinhua Cattle Industry is an agricultural technology company which devotes itself to cow breeding, livestock technical services, livestock technical consultation, and livestock technical training. Founded on December 1, 2005, Xinhua Cattle has a registered capital of 3 million RMB (about USD$371,000), and is located in Yaokule Village, Changqing County, Fulaerji District, Qiqihar, Heilongjiang Province.

Pursuant to Entrust Feeding Agreements, Xinhua Cattle designates over 90% of its cows to 200 local dairy farmers with respect to their raw milk production. Xinhua Cattle also provides comprehensive support and services prior to, during and post-birth. Xinhua Cattle effectively reduces breeding cost and improves revenue by realizing profits from its cow culling business, as well as capitalizing on the cow byproducts such as milk, calves and organic fertilizer.

Xinhua Cattle also relies on the importing of high-quality Holstein cows, effective breeding, Total Mixed Rations (“TMR”) feeding technology and efficient logistics supply system. TMR is a husbandry technique that mixes roughage, concentrates, vitamins and other additives to provide sufficient nutrients for the cows. Taking into consideration different demands in fiber, protein and energy, TMR ensures the stability in roughage to concentrates ratio, and consistency in nutrient strength. TMR assists with the reduction of production and labor costs, reduces instances of diseases, improves cow breeding management, and increases milk production.

Products

Zhongxian Information’s products include (1) raw milk; (2) breeding of cows and calves; and (3) processing and sale of green organic fertilizer.

Zhongxian Information has formed a livestock business system which integrates cow and calf breeding, raw milk production, and organic fertilizer production for direct sale to suppliers. Additionally, Zhongzxian Information provides livestock breeders with specialized livestock technical consultation, cow breeding technical support and agricultural informational support.

Product Characteristics

Our farmland is located in the Heilongjiang province which has a humid continental climate. This climate is ideal for the growth of grass, which in turn is essential in the grazing and feeding of our cattle that aids in our breeding of cows and calves, raw milk production and organic fertilizer production.

Product Development

Raw Milk Production

We exclusively use Holstein cows for our milk production. Holstein cows are well-regarded for their abundant milk production and high quality milk. Currently, Zhongxian Information’s cows maintain a milking period of 305 days, producing milk that contains approximately 3.5% fat. Additionally, each cow is capable of producing 6500-7500 kg annually.

We maintain strict quality control and testing procedures to ensure our milk products are of a high quality. The milk production and quality controls ensure that the milk produced is high in nutrients and active biological substances.

Entrust Agreements

Local Farmer Entrust Feeding Agreement

Pursuant to Entrust Feeding Agreements with local farmers, Xinhua Cattle designates 90% of its cows to local farmers for the purposes of aiding in our milk production. Pursuant to these agreements, we pay for the fostering fees and feed costs. In return, the local farmers provide us with the raw milk produced by the cows. A copy of a form Entrust Feeding Agreement is attached hereto as Exhibit 10.5.

Pursuant to these Entrust Feeding Agreements, we entrust our cattle to local farmers to assist in a more efficient means to produce raw milk, as well as manure, used in our production of organic fertilizer. In that regard, we pay a monthly fee to local farmers that correlate to the number of calves, cattle and cows that are placed in their care. Pursuant to the agreements local farmers are responsible for the feeding and raising of the cattle as well as the raw milk production. Additionally, these local farmers ensure that each cow produces a minimum of 20 kg of milk daily.

These agreements provide for a monthly fee of 30 RMB per calf, 50 RMB per adult cattle, 80 RMB for young cattle and 180 RMB for cows to be paid to the local farmers. We are responsible for reimbursing the local farmers for the feeding costs. These agreements provide that the monthly feeding costs are determined as follows: 200 RMB per calf, 280 RMB per adult cattle, 300 RMB per young cattle, and 450 RMB per cow.

Local farmers are responsible for the production of milk and are required to timely deliver the milk production daily. All of the raw milk produced by the cattle is owned by us.

Additionally, the local farmers are contractually obligated to conduct periodic breeding for the young cattle and cows, at our expense. The breeding is overseen by veterinarians of our choosing. All calves produced by our entrusted cows are our property, and all calve births are overseen by veterinarians of our choosing.

All cow waste produced by our entrusted cattle is owned by us. The local farmers are obligated to collect the waste and provide it to us for further processing, and eventual sale as organic fertilizer.

Longjiang Sanniu Dairy Farming Co., Ltd. Entrust Feeding Agreement

Pursuant to an Entrust Feeding Agreement with Longjiang Sanniu Dairy Farming Co., Ltd. (the “Sanniu Dairy Agreement”) scheduled to expire on September 30, 2012, Xinhua Cattle designates 2,400 healthy adult cows to Sanniu Dairy in the aiding of our milk production. Pursuant to this agreement, we pay for the fostering fees and feed costs. In return, Sanniu Dairy provides the raw milk produced by the cows. A copy of our Entrust Feeding Agreement with Sanniu Dairy (the “Sanniu Dairy Agreement”) is attached hereto as Exhibit 10.6.

Pursuant to the Sanniu Dairy Agreement, our entrusting fees and feed expenses total 1,368,000 RMB per month. This total expense figure consists of an entrusting fee of 1,008,000 RMB per month and feeding expenses which total 360,000 RMB per month.

The Sanniu Dairy Agreement provides that delivery of the cows to Sanniu Dairy’s farm is required within two days after the execution of the Sanniu Dairy Agreement. We are responsible for arranging the transfer of our cows to Sanniu Dairy. Additionally, we are responsible for retrieving the cows at our expense at the expiration of the Sanniu Dairy Agreement.

The Sanniu Dairy Agreement provides that Sanniu Dairy will timely inform us of any injury or death of any of our entrusted cows. If Sanniu Dairy’s negligence is responsible for the injury or death to our cows, Sanniu Dairy will indemnify us for the loss. However, Sanniu Dairy is not responsible for any loss or damages to the cows resulting from the cows themselves. If the cows cause damage to Sanniu Dairy, then we will indemnify Sanniu Dairy. Finally, Sanniu Dairy will indemnify us with respect to any damages caused to us by a third party, and Sanniu Dairy will have the right to seek reimbursement from the responsible third party.

Sanniu Dairy is responsible for the production of milk and is required to timely deliver the milk production daily. All of the raw milk produced by the cattle is owned by us. Further, Sanniu Dairy has ensured that each cow will produce at least 20 kg of raw milk each day.

Additionally, Sanniu Dairy is contractually obligated to conduct periodic breeding for the young cattle and cows, at our expense. The breeding is overseen by veterinarians of our choosing. All calves produced by our entrusted cows are our property, and all calve births are overseen by veterinarians of our choosing. Male calves will be sold by us and female calves will be raised by Sanniu Dairy.

The Sanniu Dairy Agreement provides that both parties will negotiate a termination to the agreement upon the occurrence of events rendering such a termination. However, the Sanniu Dairy Agreement permits us to terminate the agreement if Sanniu Dairy becomes bankrupt or dissolves. Finally, either party may terminate the agreement if the other party materially breaches the Sanniu Dairy Agreement, and the breaching party will bear all loss and damages resulting from the breach.

The Sanniu Dairy Agreement also provides that the production of all raw milk, calves and cow waste belong to us.

Raw Milk Purchasing Agreement(s)

Mengniu Dairy Co. Ltd.
Mengniu Dairy Co. Ltd. (“Mengniu”) has been a purchaser of our raw milk products since 2006. Our current and previous contractual arrangement provides for the purchase of our milk at the base price of RMB 1.85/kilogram. However, the base price is based on the standard of our raw milk, namely, fat percentage of 3.1%, protein percentage of 2.95%, and the Level One microorganism quality (less than 0.5 million / ml). Mengniu has signed a two year contractual commitment to continue to purchase raw milk products from us until December 30, 2012.

Mengniu accounted for 43% of all milk sales for the year ended June 30, 2010 and 43% of all milk sales for the year ended June 30, 2009. A copy of our contract with Mengniu is attached hereto as Exhibit 10.7.

Feihe Dairy Co., Ltd. Longjiang Branch
Feihe Dairy Co., Ltd. Longjiang Branch (“Feihe Dairy”) has been a purchaser of our raw milk products since 2006. Our current and previous contractual arrangement provides for the purchase of our milk at the base price of RMB 1.85/kilogram. However, the base price is based on the standard of our raw milk, namely, fat percentage of 3.1%, protein percentage of 2.95%, and the Level One microorganism quality (less than 0.5 million / ml). Feihe Dairy has signed a two year contractual commitment to continue to purchase raw milk products from us until December 15, 2012.

Feihe Dairy accounted for 57% of all our milk sales for the year ended June 30, 2010 and 55% of all our milk sales for the year ended June 30, 2009. A copy of our contract with Feihe Dairy is attached hereto as Exhibit 10.8.

Cow and Calve Breeding

We also breed Holstein cows for our cow and calve production. Holstein cows are noted for their quick daily weight gain. In that regard, our cows, on average, gain approximately 900-1,000 grams per day. A 500-day fattened Holstein cow weighs approximately 550 kg, 62.8% of which is fit for consumption.

On our farms, culled cows are sold after a 100-150 day fattening period, during which time they gain approximately 900-1000 grams per day. Once the cattle have grazed for a sufficient amount of time, the cattle are sold to livestock and agricultural companies for slaughter and production.

Cow and Calve Breeding Supplier Contracts

Beijing Qinfeng Xiongte Cow Development Co., Ltd.
We currently purchase purebred Australian Holstein cows and calves from Beijing Qinfeng Xiongte Cow Development Co., Ltd. (“Beijing Qinfeng”). Beijing Qinfeng is a limited liability company based in Beijing, China that is mainly engaged in the breeding and sale of purebred Australian Holstein cows, as well as imported cows. Currently, Beijing Qinfeng maintains two breeding centers in the Shunyi District of Beijing as well as in Harbin. Additionally, Beijing Qinfeng maintains two quarantine centers for imported cows, located in Tianjin and in Zhenjiang Jiangsu province. We have maintained a close relationship with Beijing Qinfeng since 2006 as a supplier of Holstein cows, calves and cattle.

Our current contract, entered into on September 24, 2010, provides that Beijing Qinfeng will supply us with a total of 2,400 Holstein cows for a contract price of 19,200,000 RMB. Pursuant to the agreement, the initial payment of RMB 3,840,000 was made on December 1, 2010 and the second payment of RMB 5,760,000 was made prior to January 1, 2011. A copy of our contract with Beijing Qinfeng is attached hereto as Exhibit 10.10.

Purchasing Cow and Calve Breeding Contracts

Qiqihar Tianpeng Livestock Technology Co., Ltd.
Qiqihar Tianpeng Livestock Technology Co., Ltd. (“Qiqihar Tianpeng “) has been a purchaser of male calves since 2006. Our previous contractual arrangement, which has now expired, provided that Qiqihar Tianpeng would purchase our male calves on a fluctuating basis, with the price and volume determined through negotiations.

Qiqihar Tianpeng has signed a two year contractual commitment to continue to purchase male calves from us until December 23, 2012. The renewed agreement also provides that Qiqihar Tianpeng will purchase our male calves on a fluctuating basis, with the price and volume determined through negotiations. A copy of our contract with Qiqihar Tianpeng is attached hereto as Exhibit 10.11.

Heilongjiang Heji Agricultural Development Co., Ltd.
Heilongjiang Heji Agricultural Development Co., Ltd. (“Heji Agricultural”) has been a purchaser of our culled cows since 2006. Our previous contractual arrangement, which has now expired, provided that Heji Agricultural would purchase our culled cows on a fluctuating basis, with the price and volume determined through negotiations.

Heilongjiang has signed a two year contractual commitment which expires on December 27, 2012 to continue to purchase culled cows from us. The renewed agreement also provides that Heji Agricultural will purchase our culled cows on a fluctuating basis, with the price and volume determined through negotiations. A copy of our contract with Heilongjiang Heji Agricultural Development Co., Ltd. is attached hereto as Exhibit 10.12.

Refined Fodder and Cow Feed Supplier

Agribrand Purina Feed Co., Ltd.

We currently obtain our refined fodder and cow feed from Agribrand Purina Feed Co., Ltd. (“Agribrand”). Agribrand is our sole refined fodder and cow feed supplier. Our agreements provide that we provide monthly orders to Agribrand which are delivered to us within five days. Further, all cow feed and refined fodder must conform to all applicable national sanitary standards and be suitable for daily consumption by the cows

We have entered into a two year agreement with Agribrand, and will continue to be supplied with their feed until December 25, 2012. A copy of the supply contract with Agribrand is attached hereto as Exhibit 10.9.

Organic Fertilizer

As a by-product of our milk and beef businesses, we use the resulting manure as a source of additional revenue. In that regard we combine the raw material, the manure, with inoculating complex microbial agents. Once we combine the manure with the microbial agents, we then ferment the product using biological and chemical processes and microbial fermentation technology, which produces the organic fertilizer.

Our fertilizer product is unique, in that it decomposes slowly, maintains long fertilizing effect and slow nutrient loss. It can effectively promote the proliferation of useful microorganisms and enhance soil fertility, resulting in more abundant crop growth.

Organic Fertilizer Purchasing Agreement

Jianfa Bio-Organic Fertilizer Plant

Jianfa Bio-Organic Fertilizer Plant (“Jianfa”) has been the sole purchaser of our organic fertilizer products since 2006. Jianfa has signed a two year contractual commitment to continue to purchase organic fertilizer products from us until December 25, 2012. We secured $144,006 in revenue from our organic fertilizer sales in the year ending June 30, 2010 and $67,142 in revenue from our organic fertilizer sales in the year ending on June 30, 2009. A copy of our contract with Jianfa is attached hereto as Exhibit 10.13.

Warehousing Capacities

We operate on 250,000 square meters of farm land, an office building, six barns, a silo, a boiler room, two warehouses and a milk extracting room. In total, our ranch encompasses 8,000 meters where we breed more than 14,000 heads of cattle. Reference is made to the disclosure set forth under the Management’s Discussion and Analysis of Financial Condition and Results of Operations, which disclosure is incorporated herein by reference.

Production Capacity

Our modern equipment and technology, combined with advanced processing techniques, helps ensure that our milk and beef production is high-quality, natural, ecological and organic. The careful management of breeding, cultivation, production and storage also leads to high quality products.

We implemented strict quality control on each process in purchasing, storage, processing and distribution. We keep any items that are examined in the course of quality control inspections for one year in accordance with National Technology Quality Supervision Bureau requirements. We cooperate fully with the Bureau during their random testing and examination of our products.

Intellectual Property

We own and utilize the trademarks, copyrights and domain name listed below. We continuously look to increase the number of our trademarks and copyrights where necessary to protect valuable intellectual property. We regard our trademarks and other intellectual property as valuable assets and believe that they have significant value in the marketing of our products. We vigorously protect our trademarks against infringement, including through the use of cease and desist letters, administrative proceedings and lawsuits.

We rely on trademark, copyright and trade secret protection, non-disclosure agreements and licensing arrangements to establish, protect and enforce intellectual property rights in our logos, trade names and in the marketing of our products. In particular, we believe that our future success will largely depend on our ability to maintain and protect the “ZHONGXIAN” trademark. Despite our efforts to safeguard and maintain our intellectual property rights, we cannot be certain that we will be successful in this regard. Furthermore, we cannot be certain that our trademarks, products and promotional materials or other intellectual property rights do not or will not violate the intellectual property rights of others, that our intellectual property would be upheld if challenged or that we would, in such an event, not be prevented from using our trademarks or other intellectual property rights. Such claims, if proven, could materially and adversely affect our business, financial condition and results of operations. In addition, although any such claims may ultimately prove to be without merit, the necessary management attention to and legal costs associated with litigation or other resolution of future claims concerning trademarks and other intellectual property rights could materially and adversely affect our business, financial condition and results of operations.

The laws of certain foreign countries do not protect intellectual property rights to the same extent or in the same manner as do the laws of the PRC. Although we continue to implement protective measures and intend to defend our intellectual property rights vigorously, these efforts may not be successful or the costs associated with protecting our rights in certain jurisdictions may be prohibitive. From time to time we may discover products in the marketplace that are counterfeit reproductions of our products or that otherwise infringe upon intellectual property rights held by us. Actions taken by us to establish and protect our trademarks and other intellectual property rights may not be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as violating trademarks and intellectual property rights. If we are unsuccessful in challenging a third party’s products on the basis of infringement of our intellectual property rights, continued sales of such products by that or any other third party could adversely impact the “ZHONGXIAN” brand, result in the shift of consumer preferences away from our products and generally have a material adverse effect on our business, financial condition and results of operations.

Trademarks

Through Zhongxian Information, we have registered the following trademark with the Trademark Office, State Administration for Industry and Commerce in the PRC:

No.	Registration No.	Trademark	Registrant	Item Category	Expiration Date
1	5980762	MANCUNXIANG	Zhongxian Information
Category No. 30 (Staple food):  Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder, salt, mustard; vinegar, sauces (condiments); spices; ice.
					December 13, 2019

2	4705072	ZHONGXIAN PROPERTY	Zhongxian Information
Category No. 31 (Natural agricultural products): Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.
					March 6, 2018

3	4705070	ZHONGXIAN INFORMATION	Zhongxian Information	Category No. 38 (Communication services): Telecommunications.	January 6, 2019

4	4705071	ZHONGXIAN TECHNOLOGY	Zhongxian Information
Category No. 42 (Scientific and technological services): Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software.
					January 6, 2019

We plan to file for extension with the Trademark Office of the above trademark before the expiration date.

Copyright

Through Zhongxian Information, we have registered the following copyrights with the National Copyright Administration of PRC. Pursuant to the PRC copyright law, we enjoy a fifty year protection period starting from the first publication date of our software.

No.	Registration No.	Copyright Name	Copyright Owner	Expiration Date	Type
1	2006SR00904	Zhongxian Agricultural Economy Network Services System V1.0	Zhongxian Information	11/15/2055	Computer Software

2	2006SR10925	Zhongxian Agricultural Capital Information Services System V1.0	Zhongxian Information	06/15/2056	Computer Software

Domain Names

Zhongxian Information owns the domain name www.hljzhongxian.com with a registration number of Hei ICP Bei 10200342.

Government Regulation

We obtain licenses and permits from the Livestock and Veterinary Bureau each year for our breeder farms. We believe that we have never been penalized by the bureau.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or any of our companies or our companies’ subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Employees

We currently have approximately 93 full-time employees.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Current Report before making an investment decision with regard to our securities. The statements contained in or incorporated into this Current Report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

Substantially all of our business, assets and operations are located in PRC.

Substantially all of our business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects. The economy of China has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of China, but may have a negative effect on us.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our future success will depend in substantial part on the continued services of our senior management. The loss of the services of one or more of our key personnel could impede implementation of our business plan and result in reduced profitability. Our future success will also depend on the continued ability to attract, retain and motivate highly qualified technical sales and marketing customer support. Because of the rapid growth of the economy in the PRC, competition for qualified personnel is intense. We cannot guarantee that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain qualified personnel in the future. If we are unsuccessful in our efforts in this regard, it could have an adverse effect on our business, financial condition and results of operations.

Our results of operations are cyclical and could be adversely affected by fluctuations in the commodity prices for cows, calves and feeds.

We are largely dependent on the cost and supply of cattle and feed ingredients and the selling price of our products, which are determined by constantly changing and volatile market forces of supply and demand as well as other factors over which we have little or no control. These other factors include:

●	competing demand for corn for use in the manufacture of ethanol or other alternative fuels,

●	environmental and conservation regulations,

●	economic conditions,

●	weather, including weather impacts on the availability and pricing of corn, and

●	cattle diseases.

These factors may increase our costs, which we may be unable to pass along to consumers of our products in a timely manner or at all. Cattle prices demonstrate a cyclical nature over periods of years, reflecting the supply of beef or milk on the market. Further, cattle raising costs are largely dependent on the fluctuations of commodity prices for feed ingredients. Additionally, an occurrence of serious animal diseases, such as foot-and-mouth disease, or any outbreak of other epidemics in the PRC affecting animals or humans might result in material disruptions to our operations, and a decline in the market price for cattle.

We depend on one major feed supplier, the loss of which could materially adversely affect our operations and revenues.

Feed is our primary raw material, and we rely on one feed supplier, Agribrand Purina Feed Co., Ltd. to provide us with sufficient feed for our cattle. In the event that this supplier does not sell us an adequate supply of feed, or increases the price of feed, or in the event of any impurities or other problems with the feed, the results of our operations would be materially impaired especially if we are unable to find an alternate source of feed for our cattle at reasonable prices.

We depend primarily on two milk purchasers, the loss of which could materially adversely affect our operations and revenues.

Sales of our raw milk products accounts for the majority of our revenue. Our milk sales depend primarily on the continued purchases by Feihe Dairy Co., Ltd. Longjiang Branch and Mengniu Dairy Co. Ltd., our sole raw milk purchasers. In the event that these companies cease to purchase our raw milk product, the results of our operations would be materially impaired, especially if we are unable to find an alternate purchaser for our raw milk.

Our failure to comply with increasingly stringent environmental regulations and related litigation could result in significant penalties, damages and adverse publicity for our business.

In recent years, the government of China has become increasingly concerned with the degradation of China’s environment that has accompanied the country’s rapid economic growth. In the future, we expect that our operations and properties will be subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity. Additional environmental issues may require currently unanticipated investigations, assessments or expenditures, or that requirements applicable to us will not be altered in ways that will require us to incur significant additional costs.

The outbreak of animal diseases could adversely affect our operations.

An occurrence of serious animal diseases, such as foot-and-mouth disease, or any outbreak of other epidemics in the PRC affecting animals or humans might result in material disruptions to our operations, material disruptions to the operations of our customers or suppliers, a decline in the supermarket or food retail industry or slowdown in economic growth in the PRC and surrounding regions, any of which could have a material adverse effect on our operations and turnover. Our facilities or products may be affected by an outbreak of this disease or similar diseases in the future, and the market for cattle products in the PRC may decline as a result of fear of disease. In either case, our business, results of operations and financial condition would be adversely and materially affected.

Consumer concerns regarding the safety and quality of food products or health concerns could adversely affect sales of our products.

Our sales performance could be adversely affected if consumers lose confidence in the safety and quality of our products. Consumers in the PRC are increasingly conscious of food safety and nutrition. Consumer concerns about, for example, the safety of beef products, or about the safety of food additives used in processed meat products, could discourage them from buying certain of our products and cause our results of operations to suffer.

We may be subject to substantial liability should the consumption of any of our products cause personal injury or illness, and we do not maintain product liability insurance to cover our potential liabilities.

The sale of food products for human consumption involves an inherent risk of injury to consumers, and we do not have product liability or any other insurance covering such risks. Cattle may carry viruses, bacterial or fungal infection which may result is injury or death to someone who eats the beef or consumes the milk from our cattle. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertions that our products caused personal injury or illness could adversely affect our reputation with customers and our corporate and brand image. We do not maintain product liability insurance. Product liability claims may be asserted against us, which could have a material adverse effect on our revenues, profitability and business reputation.

The government of the PRC has broad powers to set price controls, which, if adopted, could impair our profitability.

The government of the PRC has broad powers to adopt price controls, and has recently expressed concern about the effect of the rising prices of food. Although it has not sought to apply price controls to either the sale of beef, milk, or the sale of corn or other feed grains, the government has the power to do so. If price controls are adopted, our revenue would be affected.

We require various licenses and permits to operate our business, and the loss of or failure to renew any or all of these licenses and permits could require us to suspend some or all of our production or distribution operations.

In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business. We are required to comply with applicable hygiene and food safety standards in relation to our production processes. Our premises and transportation vehicles are subject to regular inspections by the regulatory authorities for compliance with applicable regulations. Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production or distribution operations, which could disrupt our operations and adversely affect our revenues and profitability.

Any disruption of the operations in our factories would damage our business.
Our operations could be interrupted by fire, flood, earthquake and other events beyond our control for which we may not carry adequate insurance. Any disruption of the operations in our factories would have a significant negative impact on our ability to store and deliver products which would cause a potential diminution in sales, the cancellation of orders, damage to our reputation and potential lawsuits.

Adverse weather conditions could reduce supply and/or demand for our products.
The supply of and demand for our beef, milk and fertilizer products fluctuate significantly with weather conditions, which could have either a positive or negative effect on production. If any natural disasters, such as flood, drought, hail, tornadoes or earthquakes, occur, supply for our products would likely be reduced.

We may encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenue.

We believe that existing and new competitors will continue to improve their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

Our major competitors may be better able than we to successfully endure downturns in our sector. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

We may not be able to obtain regulatory or governmental approvals for our products.
The manufacture and sale of our agricultural products in the PRC is regulated by the PRC and the local Provincial Government. The legal and regulatory regime governing our industry is evolving, and we may become subject to different, including more stringent, requirements than those currently applicable to us. We may be vulnerable to local and national government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate their agreements or other understandings with us, or implement new or more stringent requirements, which may require us to suspend or delay production of their products. Our many permits and licenses related to the agricultural and food industries may expire and there is not guarantee the government or certifying agency will renew our licenses and/or certifications.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

To the knowledge of our management team, neither the production nor the sale of our products constitutes activities, or generates materials that create any environmental hazards or violates PRC environmental laws. Although it has not been alleged by PRC government officials that we have violated any current environmental regulations, we cannot assure you that the PRC government will not amend the current PRC environmental protection laws and regulations. Our business and operating results may be materially and adversely affected if we were to be held liable for violating existing environmental regulations or if we were to increase expenditures to comply with environmental regulations affecting our operations.

We do not have key man insurance on our Chairman and CEO, on whom we rely for the management of our business.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. Liu Enjia, our CEO and Chairman of the Board. The loss of the services of Mr. Enjia, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of Mr. Enjia will continue to be available to us, or that we will be able to find a suitable replacement for him. We do not carry key man life insurance for any key personnel.

Any significant fluctuation in price of our raw materials may have a material adverse effect on the manufacturing cost of our products.

The prices for the raw materials that we use in the manufacture of our fertilizer products are subject to market forces largely beyond our control, including the price of coal, our energy costs, organic chemical feedstock costs, market demand, and freight costs. The prices for these raw materials may fluctuate significantly based upon changes in these forces. If we are unable to pass any raw material price increases through to our customers, we could incur significant losses and a diminution of the market price of our common stock.

We may experience major accidents in the course of our operations, which may cause significant property damage and personal injuries.

We may experience major accidents in the course of our operations, which may cause significant property damage and personal injuries. Significant industry-related accidents and natural disasters may cause interruptions to various parts of our operations, or could result in property or environmental damage, increase in operating expenses or loss of revenue. The occurrence of such accidents and the resulting consequences may not be covered adequately, or at all, by the insurance policies we carry. In accordance with customary practice in China, we do not carry any business interruption insurance or third party liability insurance for personal injury or environmental damage arising from accidents on our property or relating to our operations other than our automobiles. Losses or payments incurred may have a material adverse effect on our operating performance if such losses or payments are not fully insured.

We could face increased competition.

Our principal market, Beijing, has enjoyed stronger economic growth and a higher demand for construction than other regions of China. As a result, we believe that competitors will try to expand their sales and build up their distribution networks in our principal market. We believe this trend will continue and probably accelerate. Increased competition may have a material adverse effect on our financial condition and results of operations.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue at levels we expect.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our organic growth strategy will be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to grow organically through increasing the distribution and sales of our products by penetrating existing markets in PRC and entering new geographic markets in PRC. However, many obstacles to entering such new markets exist including, but not limited to, established companies in such existing markets in the PRC. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we need additional capital to fund our operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake plant expansion, purchase additional machinery and purchase equipment for our operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the PRC) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our plant expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We may need to hire additional employees.

Our future success also depends upon our continuing ability to attract and retain highly qualified personnel. Expansion of our business and our management and operations will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the agriculture industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

We may not be able to meet the accelerated filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with our annual report for fiscal year 2011, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement:

•	of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file a separate attestation report regarding our internal financial reporting controls stating whether it believes that we have maintained, in all material respects, effective internal controls over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

Our operations are currently focused in China, and any adverse change to the economy or business environment in China could significantly affect our operations, which would lead to lower revenues and reduced profitability.

Our operations are currently concentrated in China. Because of this concentration in a specific geographic location, we are susceptible to fluctuations in our business caused by adverse economic or other conditions in this region, including natural or other disasters. A stagnant or depressed economy in China, or in any of the other markets that we serve, could adversely affect our business, results of operations and financial condition.

Labor disputes could significantly affect our operations.

Labor disputes with our employees or labor disputes, work stoppages or slowdowns at any of its subcontractors or suppliers could significantly disrupt operations or expansion plans. Delays caused by any such disruptions could materially affect projections for increased capacity, production and revenues, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Relating to the People's Republic of China

Certain political, geographic and economic factors relating to operating in the PRC could adversely affect our company.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

The uncertain application of many relatively new PRC laws that may apply to us create an unpredictable environment for our business operations and could have a material adverse effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

Labor costs may be increased due to the implementation of the new PRC Labor Contract Law.

The PRC Labor Contract Law was adopted by the Standing Committee of the National People’s Congress of PRC on June 29, 2007 and became effective on January 1, 2008. The implementation of the new law, especially the following provisions, may increase our labor costs: (a) an employer shall make monetary compensation, which shall be based on the number of an employee’s working years with the employer at the rate of one month’s wage for each year, to the employee upon termination of the employment contract with certain exceptions (for example, in the circumstances where the term of a fixed-term employment contract expires and the employee does not agree to renew the contract even though the conditions offered by the employer are the same as or better than those stipulated in the current contract); (b) the wages of an employee on probation may not be less than the lowest wage level for the same job with the employer or less than 80% of the wage agreed upon in the employment contract, and may not be less than the local minimum wage rate; (c) if an employee has been working for the employer for a consecutive period of not less than 10 years, or if a fixed-term employment contract with an employee was entered into on two consecutive occasions, generally the employer should enter into an open-ended employment with such employee, unless the employee requests for a fixed-term employment contract; (d) if an employer fails, in violation of the related provisions, to enter into an open-ended contract with an employee, it shall each month pay to the employee twice his wage, starting from the date on which an open-ended employment contract should have been entered into; (e) if an employer fails to enter into a written employment contract with an employee more than one month but less than one year after the date on which the employer started using him, the employer shall each month pay to the employee twice his wage; and (f) if an employer hires an employee whose employment contract with another employer has not yet been terminated or ended, causing the other employer to suffer a loss, it shall be jointly and severally liable with the employee for the compensation of such loss. Our labor costs may increase due to the implementation of the new PRC Labor Contract Law and our business and results of operations may be materially and adversely affected.

Currency conversion could adversely affect our financial condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or “SAFE,” effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE and its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Exchange rate volatility could adversely affect our financial condition.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Since most of our assets are located in the PRC, any dividends of proceeds from liquidation is subject to the approval of the relevant Chinese government agencies.

Our assets are predominantly located inside PRC. Under the laws governing Foreign Invested Enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency's approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

Risks Associated with our Securities

Our securities are restricted securities with limited transferability.

Our securities should be considered a long-term, illiquid investment. Our Common Stock has not been registered under the Act, and cannot be sold without registration under the Act or any exemption from registration. In addition, our Common Stock is not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely find it difficult to liquidate an investment.

We may be subject to penny stock rules which will make the shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a per share price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded. Due to the illiquidity, the market price may not accurately reflect the relative value of the Company. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for a loans.

CHINA REGULATIONS

This section sets forth a summary of the most significant Chinese regulations or requirements that may affect our business activities operated in China or our shareholders’ right to receive dividends and other distributions of profits from the PRC subsidiaries.

Foreign Investment in PRC Operating Companies

The Foreign Investment Industrial Catalogue jointly issued by the MOFCOM and the National Development and Reform Commission or the NDRC in 2007 classified various industries/business into three different categories: (i) encouraged for foreign investment; (ii) restricted to foreign investment; and (iii) prohibited from foreign investment. For any industry/business not covered by any of these three categories, they will be deemed industries/business permitted to have foreign investment. Except for those expressly provided restrictions, encouraged and permitted industries/business are usually 100% open to foreign investment and ownership. With regard to those industries/business restricted to or prohibited from foreign investment, there is always a limitation on foreign investment and ownership. The PRC Subsidiary’s business does not fall under the industry categories that are restricted to, or prohibited from foreign investment and is not subject to limitation on foreign investment and ownership.

Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside the PRC without the prior approval of SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), FIEs may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside the PRC are still subject to limitations and require approvals from SAFE.

Regulation of FIEs’ Dividend Distribution

The principal laws and regulations in the PRC governing distribution of dividends by FIEs include:

(i)	The Sino-foreign Equity Joint Venture Law (1979), as amended, and the Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

(ii)	The Sino-foreign Cooperative Enterprise Law (1988), as amended, and the Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

(iii)	The Foreign Investment Enterprise Law (1986), as amended, and the Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, FIEs in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, foreign-invested enterprises in the PRC are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Regulation of a Foreign Currency’s Conversion into RMB and Investment by FIEs

On August 29, 2008, SAFE issued a Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises or Notice 142, to further regulate the foreign exchange of FIEs. According to the Notice 142, FIEs shall obtain verification report from a local accounting firm before converting its registered capital of foreign currency into Renminbi, and the converted Renminbi shall be used for the business within its permitted business scope. The Notice 142 explicitly prohibits FIEs from using RMB converted from foreign capital to make equity investments in the PRC, unless the domestic equity investment is within the approved business scope of the FIE and has been approved by SAFE in advance.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or SAFE Notice 75, which became effective as of November 1, 2005, and was further supplemented by two implementation notices issued by SAFE on November 24, 2005 and May 29, 2007, respectively. SAFE Notice 75 states that PRC residents, whether natural or legal persons, must register with the relevant local SAFE branch prior to establishing or taking control of an offshore entity established for the purpose of overseas equity financing involving onshore assets or equity interests held by them. The term “PRC legal person residents” as used in SAFE Notice 75 refers to those entities with legal person status or other economic organizations established within the territory of the PRC. The term “PRC natural person residents” as used in SAFE Notice 75 includes all PRC citizens and all other natural persons, including foreigners, who habitually reside in the PRC for economic benefit. SAFE implementation notice of November 24, 2005 further clarifies that the term “PRC natural person residents” as used under SAFE Notice 75 refers to those “PRC natural person residents” defined under the relevant PRC tax laws and those natural persons who hold any interests in domestic entities that are classified as “domestic-funding” interests.

PRC residents are required to complete amended registrations with the local SAFE branch upon: (i) injection of equity interests or assets of an onshore enterprise to the offshore entity, or (ii) subsequent overseas equity financing by such offshore entity. PRC residents are also required to complete amended registrations or filing with the local SAFE branch within 30 days of any material change in the shareholding or capital of the offshore entity, such as changes in share capital, share transfers and long-term equity or debt investments and these changes do not relate to return investment activities. PRC residents who have already organized or gained control of offshore entities that have made onshore investments in the PRC before SAFE Notice 75 was promulgated must register their shareholdings in the offshore entities with the local SAFE branch on or before March 31, 2006.

Under SAFE Notice 75, PRC residents are further required to repatriate into the PRC all of their dividends, profits or capital gains obtained from their shareholdings in the offshore entity within 180 days of their receipt of such dividends, profits or capital gains. The registration and filing procedures under SAFE Notice 75 are prerequisites for other approval and registration procedures necessary for capital inflow from the offshore entity, such as inbound investments or shareholders loans, or capital outflow to the offshore entity, such as the payment of profits or dividends, liquidating distributions, equity sale proceeds, or the return of funds upon a capital reduction.

Government Regulations Relating to Taxation

On March 16, 2007, the National People’s Congress or NPC, approved and promulgated the PRC Enterprise Income Tax Law, which we refer to as the New EIT Law. The New EIT Law took effect on January 1, 2008. Under the New EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.

On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, or the Notice, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the New EIT Law will be eligible for a five-year transition period since 1 January, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the New EIT Law. From 1 January, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the New EIT Law , the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008.

The New EIT Law provides that an income tax rate of 20% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises”. Non-resident enterprises refer to enterprises which do not have an establishment or place of business in the PRC, or which have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payor acting as the obligatory withholder under the New EIT Law, and therefor such income taxes generally called withholding tax in practice. The State Council of the PRC has reduced the withholding tax rate from 20% to 10% through the Implementation Rules of the New EIT Law. It is currently unclear in what circumstances a source will be considered as located within the PRC. We are a U.S. holding company and substantially all of our income is derived from dividends we receive from our subsidiaries located in the PRC. Thus, if we are considered as a “non-resident enterprise” under the New EIT Law and the dividends paid to us by our subsidiary in the PRC are considered income sourced within the PRC, such dividends may be subject to a 10% withholding tax.

Such income tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between the PRC and the jurisdictions in which our non-PRC shareholders reside. For example, the 10% withholding tax is reduced to 5% pursuant to the Double Tax Avoidance Agreement Between Hong Kong and Mainland China if the beneficial owner in Hong Kong owns more than 25% of the registered capital in a company in the PRC.

The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in the combined company’s tax rate in the future could have a material adverse effect on its financial conditions and results of operations.

Regulations of Overseas Investments and Listings

On August 8, 2006, six PRC regulatory agencies, including MOFCOM, CSRC, SASAC, SAT, SAIC and SAFE, jointly amended and released the M&A Rules, which became effective on September 8, 2006. This regulation, among other things, includes provisions that purport to require that an offshore SPV formed for purposes of overseas listing of equity interest in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

On September 21, 2006, CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. CSRC approval procedures require the filing of a number of documents with CSRC and it would take several months to complete the approval process. The application of the M&A Rules with respect to overseas listings of SPVs remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope of the applicability of CSRC approval requirement.

Regulations on Work Safety

On June 29, 2002, the Work Safety Law (“WSL”) of the PRC was adopted by the Standing Committee of the 9th National People’s Congress and came into effect on November 1, 2002, as amended on August 27, 2009. The WSL provides general work safety requirements for entities engaging in manufacturing and business activities within the PRC. Additionally, Regulation on Work Safety Licenses (“RWSL”), as adopted by the State Council on January 7, 2004 effective on January 13, 2004, requires enterprises engaging in the manufacture of dangerous chemicals to obtain a work safety license with a term of three years. If a work safety license needs to be extended, the enterprise must go through extension procedures with authorities three months prior to its expiration. In addition, on May 17, 2004, the Measures for Implementation of Work Safety Licenses of Dangerous Chemicals Production was promulgated as implementing measures to the Regulation on Work Safety Licenses which provides that entities producing dangerous chemicals are required to obtain work safety licenses pursuant to specific requirements. Without work safety licenses, no entity may engage in the formal manufacture of dangerous chemicals.

The Regulations on the Safety Administration of Dangerous Chemicals (“RSADC”) was promulgated by the State Council on January 26, 2002, effective as of March 15, 2002. It sets forth general requirements for manufacturing and the storage of dangerous chemicals in China. The RSADC requires that companies manufacturing dangerous chemicals establish and strengthen their internal regulations and rules on safety control and fulfill the national standards and other relevant provisions of the State. In addition, according to the RSADC, companies that manufacture, store, transport or use dangerous chemicals shall be required to obtain corresponding approvals or licenses with the State Administration of Work Safety and its local branches and other proper authorities. Companies that manufacture or store dangerous chemicals without approval or registration with the proper authorities can be shut down, ordered to stop manufacturing or ordered to destroy the dangerous chemicals. Such companies can also be subject to fines. If criminal law is violated, the persons chiefly liable, along with other personnel directly responsible for such impropriety, shall be subject to relevant criminal liability.

Regulations on Environmental Protection

According to the Prevention and Control of Water Pollution Law, as adopted by the Standing Committee of the 10th National People’s Congress on February 28, 2008 and effective on June 1, 2008, China adopted a licensing system for pollutant discharge. Companies directly or indirectly responsible for discharge of industrial waste water or medical sewage to waters shall be required to obtain a pollutant discharge license. All companies are prohibited from discharging wastewater and sewage to waters without or in violation of the terms of the pollutant discharge license.

The Regulations on the Administration of Construction Projects Environmental Protection (“RACPEP”), as adopted by the State Council on November 18, 1998 and effective on November 29, 1998, governs construction projects and the impact such projects will have on the environment. Pursuant to the RACPEP, the governing body is responsible for supervising the implementation of a three tiered system that includes (i) reviewing and approving a construction project, (ii) overseeing the construction project and (iii) to inspect the finished construction project and ensure that all harmful pollutants are disposed of correctly. Manufacturing companies are required to apply for inspection with environment protection authorities upon completion of a construction project.

Food Safety Law of the People’s Republic of China

The Food Safety Law of the People’s Republic of China (the “Food Safety Law”) as adopted at the 7th Session of the Standing Committee of the 11th National People’s Congress of the People’s Republic of China and effective on June 1, 2009, governs the food safety in food production and business operation activities. Pursuant to the Food Safety Law, food producers must establish an internal inspection and record system for raw materials and predelivery products, and food distributors must also establish internal systems to record and inspect food products procured from suppliers. In addition, any food addictives that are not in the approved government catalog must not be used and no food products can be sold inspection-free.

Regulations on the Implementation of the Food Safety Law of the People’s Republic of China

The Regulations on the Implementation of the Food Safety Law of the People’s Republic of China (the “Regulations”) as adopted at the 73rd Standing Committee Meeting of the State Council on July 8, 2009 and effective on July 20, 2009, are promulgated in accordance with the Food Safety Law. The Regulations require that the local People’s Government at or above the country level shall perform the responsibility specified in the Food Safety Law, improve the ability for supervision and administration of food safety, ensure supervision and administration of food safety; establish and improve the coordination mechanism between food safety regulatory authorities, integrate and improve the food safety information network, and realize the sharing of food safety and food inspection information and other technical resources.

Law of the People’s Republic of China on Quality and Safety of Agricultural Products

The Law of the People’s Republic of China on Quality and Safety of Agricultural Products was adopted at the 21st Meeting of the Standing Committee of the Tenth National People’s Congress on April 29, 2006. This Law was enacted in order to ensure the quality and safety of agricultural products, maintain the health of the general public, and promote the development agriculture and rural economy. Pursuant to this Law, agricultural products distribution enterprises shall establish a sound system of inspection and acceptance for their purchases. In addition, agricultural products that fail to pass the inspection based on the quality and safety standards of agricultural products cannot be marketed.

Special Note Regarding Forward-Looking Statements

This Current Report contains certain forward-looking statements. When used in this Report or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Current Report are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Trade Link for the years ended June 30, 2009 and 2010, and the interim period ended September 30, 2010 should be read in conjunction with the Selected Consolidated Financial Data, Trade Link’s financial statements, and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Business Overview

As a result of the Share Exchange, we are now operating through Value Development Holdings, Ltd. Value Development has recently acquired Harbin Jiasheng Consulting. We have assumed the operations of Zhongxian Information that has entered into agreement series of contractual agreements with Jiasheng Consulting, our wholly owned subsidiary. As such, we are currently a high-tech livestock company specializing in the breeding of cows and calves, the production and sale of milk, the sale of organic fertilizer, as well as the promotion of agricultural information.

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Milk Production: We exclusively utilize Holstein cows for our milk production. Currently, our cows maintain a milking period of 305 days, producing milk that contains approximately 3.5% fat. Additionally, each cow is capable of producing 6500-7500 kg annually. We maintain strict quality control and testing procedures to ensure its milk products are of a high quality. The milk production and quality controls ensure that the milk produced is high in nutrients and active biological substances. Currently, we maintain long-term supply contracts with Mengniu Dairy (Qiqihar) Co., Ltd. and Feihe Dairy (Gannan) Co., Ltd. Longjiang Branch.

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Cows/Calf Production: We also utilize our cows for beef production. Our cows are noted for their quick daily weight gain. In that regard, our cows, on average, gain approximately 900-1,000 grams per day. A 500-day fattened cow weights approximately 550 kg, 62.8% of which is fit for consumption. On our farms, culled cows are sold after a 100-150 day fattening period, during which time they gain approximately 900-1000 grams per day. Once the cattle have grazed for a sufficient amount of time, the cattle are sold to livestock and agricultural companies for slaughter and production.

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Organic Fertilizer As a by-product of our milk and beef businesses, we use the resulting manure as a source of additional revenue. In that regard we combine the raw material, the manure, with inoculating complex microbial agents. Once we combine the manure with the microbial agents, we then ferment the substance using biological and chemical processes and microbial fermentation technology, which produces the organic fertilizer. Our fertilizer product is unique, in that it decomposes slowly, maintains long fertilizing effect and slow nutrient loss. It can effectively promote the proliferation of useful microorganisms and enhance soil fertility, resulting in more abundant crop growth.

Operating revenue for the year ended June 30, 2010 was $14,357,334, representing a 22.2% increase from the year ended June 30, 2009. Our net income for the year ended June 30, 2010 was $4,562,835, representing a 23.8% increase from $3,685,034 for the year ended June 30, 2009.

Critical Accounting Policies and Estimates

Variable Interest Entity Agreements

Under these contractual arrangements, which obligate Jiasheng Consulting to absorb a majority of the risk of loss from Zhongxian Information’s activities and entitle it to receive a majority of its residual returns, Jiasheng Consulting has gained effective control over Zhongxian Information. Through these contractual arrangements, Jiasheng Consulting now holds the variable interests of Zhongxian Information, and Jiasheng Consulting becomes the primary beneficiary of Zhongxian Information. Based on these contractual arrangements, Zhongxian Information is considered as a Variable Interest Entity (“VIE”) under ASC 810, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51", because the equity investor in Zhongxian Information no longer has the characteristics of a controlling financial interest. Accordingly, Zhongxian Information should be consolidated under ASC 810.

Variable Interest Entities

Pursuant to Financial Accounting Standards Board accounting standards, we are required to include in our consolidated financial statements the financial statements of variable interest entities (“VIEs”). The accounting standards require a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which we,  through contractual arrangements, bear the risk of, and enjoy the rewards normally associated with ownership of the entity, and therefore we are the primary beneficiary of the entity. Zhongxian Information is considered a VIE, and we are the primary beneficiary. We conduct our operations in China through our indirect PRC subsidiary Zhongxian Information. On December 23, 2010, we entered into agreements with Zhongxian Information pursuant to which we shall receive 100% of Zhongxian Information’s net income.

In accordance with these agreements, Zhongxian Information shall pay consulting fees equal to 100% of its net income to our wholly-owned subsidiary, Jiasheng Consulting. The accounts of Zhongxian Information are consolidated in the accompanying financial statements. As a VIE, Zhongxian Information sales are included in our total sales, its income from operations is consolidated with our, and our net income includes all of Zhongxian Information’s net income, and its assets and liabilities are included in our consolidated balance sheet. The VIEs do not have any non-controlling interest and accordingly, did not subtract any net income in calculating the net income attributable to us. Because of the contractual arrangements, we have pecuniary interest in Zhongxian Information that requires consolidation of Zhongxian Information’s financial statements with our financial statements.

Basis of Accounting and Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of Zhongxian Information and its 99% owned subsidiary, Xinhua Cattle. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition
The Company’s primary source of revenues are derived from sale of fresh milk to two major Chinese manufacturing and distribution companies of dairy products. The Company’s revenue recognition policies comply with U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104. Revenues from sales of goods are recognized when the goods are delivered and the title is transferred, the risks and rewards of ownership have been transferred to the customer, the price is fixed and determinable and collection of the related receivable is reasonably assured. Revenue is recognized when the title to the goods has been passed to customers, which is the date when the goods are delivered to designated locations and accepted by the customers and the previously discussed requirements are met. Fresh milk is delivered to its customers on a daily basis. The customers’ acceptance occurs upon inspection of quality and measurement of quantity at the time of delivery. The Company does not provide the customer with the right to return goods.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Vulnerability Due to Operations in PRC
The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

Advertising Cost
Advertising costs are charged to operations when incurred. Advertising cost totaled $91,009 and $15,815 for the years ended June 30, 2010 and 2009.

Fair Value of Financial Instruments
Financial instruments include cash, accounts receivable, accounts payable, accrued expenses and other payables, shareholder loans and loans from affiliates. As of June 30, 2010 and 2009, the carrying values of these financial instruments approximated their fair values due to the short maturity of these financial instruments.

Cash and Cash Equivalents
The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable
Accounts receivable is stated at cost, net of an allowance for doubtful accounts. Receivables outstanding longer than the payment terms are considered past due. The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends. The Company considers all accounts receivable at June 30, 2010 and 2009, to be fully collectible and, therefore, did not provide for an allowance for doubtful accounts. For the years presented, the Company did not write off any accounts receivable as bad debts.

Inventories
Inventories, comprised principally of livestock feed, are valued at the lower of cost or market value. The value of inventories is determined using the weighted average cost method. The Company estimates an inventory allowance for excessive or unusable inventories. Inventory amounts are reported net of such allowances, if any. The Company did not make any inventory adjustments for years ended June 30, 2010 and 2009.

Prepaid Expenses
Prepaid expenses principally represent funds advanced to an advisory firm to assist the Company in locating a public shell for a proposed reverse merger and related financial matters.

Property, Plant and Equipment
Property, plant and equipment are recorded at cost, less accumulated depreciation. Cost include the prices paid to acquire or construct the assets, including capitalized interest during the construction period, and any expenditures that substantially increase the assets value or extend the useful life of an existing asset. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the periods benefited. Maintenance and repairs are generally expensed as incurred.

The estimated useful lives for property, plant and equipment categories are as follows:

Useful Life (in years)
Automobiles	10
Buildings and Building improvements	10 and 20 years
Machinery and equipment	3

Impairment of Long-lived Assets
The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets. In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that carrying amount of an asset may not be recoverable. The Company may recognize impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to these assets. No impairment of long-lived assets was recognized for the years ended June 30, 2010 and 2009.

Biological Assets
Biological assets consist of dairy cows for milking purposes.

Immature Biological Assets
Immature biological assets are recorded at cost, including acquisition costs, transportation costs, insurance expenses, and feeding costs, incurred in raising the cows. Once the cow is able to produce milk, the cost of the immature biological asset is transferred to mature biological assets using the weighted average cost method.

Mature Biological Assets
Mature biological assets are recorded at cost. Depreciation is provided over the estimated useful life of eight years using the straight-line method. The estimated residual value is 10%. Feeding and management costs incurred on mature biological assets are included as cost of goods sold. When biological assets are retired or otherwise disposed of, the cost and accumulated depreciation will be removed from the accounts and any resulting gain or loss will be included in the results of operations for the respective period. There was no gain or loss recognized during the years ended June 30, 2010 and 2009.

The Company reviews the carrying value of biological assets for impairment whenever events and circumstances indicate that the carrying value of the asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current health status of the asset and production capacity. There were no impairment losses recorded during the years ended June 30, 2010 and 2009.

Income Taxes
Xinhua, Zhongxian Information’s subsidiary, is entitled to a tax exemption for full Enterprise Income Tax in China due to a government tax preferential policy for the dairy farming industry. Zhongxian Information is subject to an Enterprise Income Tax and files its own tax returns. Consolidated tax returns are not permitted in China.

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. As of June 30, 2010 and 2009, the
Company does not have a liability for any unrecognized tax benefits.

Statutory Reserve Fund
Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital. The Company has fully funded the statutory reserves.

Recently Issued Accounting Pronouncements
In February 2010, the FASB issued Accounting Standards Update No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 amends FASB ASC 855-10, “Subsequent Events,” to remove the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated in both issued and revised financial statements. This change alleviates potential conflicts between ASC 855-10 and the SEC’s requirements. The update did not have a material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, “Improving Disclosures about Fair Value Measurements” (“ASU No. 2010-06”). ASU No. 2010-06 amends FASB ASC 820, to require additional information to be disclosed principally regarding Level 3 measurements and transfers to and from Level 1 and 2. In addition, enhanced disclosure is required concerning inputs and valuation techniques used to determine Level 2 and Level 3 measurements. This guidance is generally effective for interim and annual reporting periods beginning after December 15, 2009; however, requirements to disclose separately purchases, sales, issuances, and settlements in the Level 3 reconciliation are effective for fiscal years beginning after December 15, 2010 (and for interim periods within such years). The update will not have a material impact on the Company’s consolidated results of operations or financial position.

In June 2009, the FASB issued ASC 105, “Generally Accepted Accounting Principles.” ASC 105 establishes the Codification as the sources for authoritative U.S. GAAP. The Codification superseded all existing non-SEC accounting and reporting standards under U.S. GAAP for nongovernmental entities. ASC 105 is effective for interim and annual periods ending after September 15, 2009. The Codification is not intended to nor does it change existing U.S. GAAP and adoption did not have any impact on the Company’s consolidated financial position, results of operations or cash flows. In June 2009, the FASB issued ASC 810, “Amendments to FASB Interpretation No. 46(R)” to improve financial reporting by enterprises involved with variable interest entities. ASC 810 addresses (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” as a result of the elimination of the qualifying special-purpose entity concept in SFAS No. 166 and (2) concerns about the application of certain key provisions of FIN 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. ASC 810 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company does not expect the adoption of ASC 810 to have a material impact on the Company’s consolidated results of operations or financial position.

In April 2009, the FASB issued ASC 825, “Financial Instruments.” ASC 825 requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This issuance also amends ASC 270 “Interim Reporting,” to require those disclosures in summarized financial information at interim reporting periods. ASC 825 is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.

The issuance of ASC 825 does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, it requires comparative disclosures only for periods ending after initial adoption. The adoption of ASC 825 did not have a material effect on the Company’s consolidated financial results. In April 2009, the FASB issued FSP FAS No. 115-2 and FAS No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” which are codified in FASB ASC 320. FSP FAS No. 115-2 provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. This FSP is effective for interim periods ending after June 15, 2009, but early adoption is permitted for interim periods ending after March 15, 2009. This guidance did not have a significant impact on the Company’s consolidated financial statements.

In April 2009, the FASB released FSP FAS No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” now codified in FASB ASC 820. This issuance provides additional guidance for estimating fair value in accordance with ASC 820, when the volume and level of activity for the asset or liability have significantly decrease with providing guidance on identifying circumstances that indicate a transaction is no orderly. FSP FAS No. 157-4 is effective for interim periods ending after June 15, 2009, and the adoption of ASC 820 did not have a significant impact on the Company’s consolidated financial statements.

On October 10, 2008, the FASB issued FSP 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which clarifies the application of ASC 820 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 became effective on October 10, 2008, and its adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

RESULTS OF OPERATIONS

The following table sets forth information from our statements of operations for the years ended June 30, 2010, and 2009:

	For the Years Ended June 30,
	2010	2009

Net Revenue	$14,357,334	$11,747,815
Cost of Goods Sold	(7,694,202)	(6,262,169)
Gross profit	6,663,132	5,485,646

Operating expenses
Selling and marketing expenses	(156,589)	(42,608)
General and administrative expenses	(445,301)	(541,363)
Total operating expenses	(601,890)	(583,971)

Operating Income	6,061,242	4,901,675

Other income (expenses):
Non-operating Income	7,642	3,638
Non-operating Expense	(5,678)	(8,939)
Total other expenses	1,964	(5,301)

Income before income tax	6,063,206	4,896,374
Provision(benefit) for income tax	1,500,371	1,211,340
Net Income	$4,562,835	$3,685,034

For the years ended June 30, 2010 and 2009

Net Revenue: Our sales for the year ended June 30, 2010 were $14,357,334, compared to sales of $11,747,815 for the year ended June 30, 2009.  The increase in revenue is due to a 31% increase in our milk production. In that regard, we saw a increase in the quantity of total milk produced by our adult and young cows from 6,330 (kg) in 2009 to 8,291 (kg) in 2010.

Cost of Goods Sold: Cost of goods sold was $7,694,202 for the year ended June 30, 2010, compared to cost of sales of $6,262,169 for the year ended June 30, 2009. We saw a 22.86 % increase in our costs of goods sold, due to the increase in the quantity of milk produced and sold.

Gross Profit: Gross profits for the year ended June 30, 2010 was $6,663,132 compared to gross profits of $5,485,646 for the comparable period in 2009. We saw a 21.46 % increase in our costs of goods sold, due to the increase in the quantity of milk produced and sold.

Operating Expenses: Operating expenses, including selling expenses, general and administrative expenses, other expenses were $601,890 for the year ended June 30, 2010 as compared to $583,971 for the comparable period in 2009. We saw an increase in our operating expenses for the year ended in June 30, 2010 due to the increase in our advertising expenses. In that regard, our advertising costs totaled $91,009 for the year ended June 30, 2010 as compared to $15,815 for the year ended June 30, 2009.

Interest Expense: Interest expense for the year ended June 30, 2010 was $5,678 compared to interest expense of $8,939 for the comparable period in 2009. Our main interest expense was the interest income from the bank which has declined due to the increase in our cash holdings. Additionally, due to the increase in our cash holdings we also increased our interest income as well.

Net Income: Net Income for the year ended June 30, 2010 was approximately $4,562,835 compared to $3,685,034 for the year ended June 30, 2009, an increase of $877,801. For the year ended June 30, 2010 we saw a 23.82 % in net income due to an increase in our overall quantity of milk, which in turn produced higher sales and revenues.

Foreign Currency Translation Adjustment: Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Liquidity and Capital Resources

As of June 30, 2010, we had net income of $4,562,835 and working capital of approximately $3,537,149. As of June 30, 2010, we had cash and cash equivalents of $2,959,661 as compared to $585,692 as of June 30, 2009.

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Years Ended June 30
	2010	2009

Net cash provided by (used in) operating activities	6,428,672	5,092,405
Net cash (used in) investing activities	(3,399,763)	(3,101,831)
Net cash (used in) financing activities	(754,536)	(2,091,991)

DESCRIPTION OF PROPERTY

We operate on 250,000 square meters of farm land, an office building, six barns, a silo, a boiler room, two warehouses and a milk extracting room. In total, our ranch encompasses 8,000 meters where we breed more than 14,000 heads of cattle.

We lease office space from an unrelated third party at a monthly rental rate of approximately $1,100 under an operating lease, which expired in May 2010. The Company has a verbal agreement with the landlord to continue to use the office at no cost. We also lease another office space at no cost from an unrelated third party.

In terms of property used for our operations, on September 1, 2010, we entered into an operating lease agreement expiring on August 31, 2015. The lease agreement does not provide for payment of rent. All land in China is government owned and cannot be sold to any individual or company. We obtained a “land use right” to use a track of land of 250,000 square meters at no cost for a period from December 2, 2005 to December 1, 2015.

PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the date of closing by (i) each person (or group of affiliated persons) who is known by us to own more than five (5) percent of the outstanding shares of our Common Stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. Following the Share Exchange we have 41,100,000 shares of Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

Pre-Share Exchange

The following table sets forth certain information regarding our securities beneficially owned for (i) each shareholder known to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group before the Closing of the Share Exchange.

Unless otherwise specified, the address of each of the persons set forth below is in care of Trade Link Wholesalers, Inc. 300 Brickstone Square, Suite 201, Andover, MA 01810.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Natalia Gaubina	3,000,000	31.46%
Galina Shalimova	2,500,000	26.21%
All officers and directors as group (1 person named above) (3)	5,500,000	52.67%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(2)	The percentage of common stock held by each listed person is based on 9,535,000 shares of common stock issued and outstanding as of the date of this disclosure.
(3)	Pursuant to the Share Exchange agreement, Natalia Gaubina and Galina Shalimova will resign from their current positions and will cancel the shares issued to them.

Post-Share Exchange

The following table sets forth certain information regarding our securities beneficially owned for (i) each shareholder known to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, after the Closing of the Share Exchange.

Unless otherwise specified, the address of each of the persons set forth below is in care of Value Development, No. A09 Wuzhou Sun Town, Limin Avenue, Limin Development District, Harbin, Heilongjiang, China.

As of the date hereof, we have 41,100,000 shares of common stock outstanding.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Zhengxin Liu (3)	13,197,857	32.11%
Youliang Wang (4)	4,049,775	9.85%
All officers and directors as group (1 person named above)	17,246,642	41.96%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(2)	The percentage of common stock held by each listed person is based on 41,100,000 shares of common stock issued and outstanding as of the date of this Current Report on Form 8-K.
(3)	Zhengxin Liu will become the Chief HR Officer of the Company.
(4)	Youliang Wang will become the Chief Executive Officer of the Company.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized stock consists of 75,000,000 shares of Common Stock, par value $0.001 per share. We have agreed to the issuance of 35,998,000 shares of Trade Link Common stock, representing approximately 87.8% of the shares outstanding of Trade Link, to the Value Development Shareholders in exchange for 100% of the issued and outstanding capital stock of Value Development. As of the Closing Date, there will be 41,100,000 outstanding shares of Common stock. No preferred shares have been authorized at this time.

Common Stock

Holders of Common Stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefore. See “Dividend Policy” below. Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of Common Stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company. There are no conversion, redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Dividend Policy

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding Common Stock in the foreseeable future. We plan to retain any earnings to finance the development of the business and for general corporate purposes

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is thinly traded on the over-the-counter market under the symbol “TLWS.OB.” There can be no assurance that a liquid market for our securities will ever develop. Transfer of our common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Transfer Agent and Registrar

The Transfer Agent is Island Stock Transfer, LLC, located at 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701 with phone number (727) 289-0010.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)
We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)
We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest.  We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)
To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act of 1933.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Please see Item 4.01 of this Current Report on Form 8-K for a description of changes and disagreements with accountants, which is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Exchange Agreement, we issued an aggregate of 35,998,000 shares of Common Stock to the Value Development Shareholders.  We received in exchange from the Value Development Shareholders 100% of the issued and outstanding shares of Value Development, which exchange resulted in Value Development becoming our wholly owned subsidiary. The issuance of such securities was exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Copies of the Exchange Agreement are filed as Exhibits 2.1 to this Form 8-K. The description of the transaction contemplated by these documents does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

In connection with the Exchange Agreement, we issued an aggregate of 967,000 shares of Common Stock to Dragonfly Capital and other consultants for consulting services rendered. The issuance of such securities was exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

As partial compensation for legal services rendered in connection with the Exchange Agreement, we issued an aggregate of 100,000 shares of our Common Stock to Anslow & Jaclin. The issuance of such securities was exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 4.01 Changes In Registrant’s Certifying Accountant.

On January 28, 2011, our board of directors (the “Board of Directors”) dismissed Ronald R. Chadwick, P.C. (“Chadwick”) as our independent registered public accounting firm, and engaged a new independent registered public accounting firm, Wei, Wei & Co., Certified Public Accountants, (“Wei”), to serve as the Company’s independent auditor. Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(a)	(i)	Chadwick was dismissed as our independent registered public accounting firm effective on January 28, 2011;
(ii)
for the two most recent fiscal years ended October 31, 2010, Chadwick’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a going concern;

	(iii)	the dismissal of Chadwick and engagement of Wei were approved by our Company’s Board of Directors;
(iv)
we did not have any disagreements with Chadwick relating to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal years ended October 31, 2010 and 2009 through the date of dismissal, which disagreements, if not resolved to the satisfaction of Chadwick, would have caused it to make reference to the subject matter of the disagreements in connection with its reports; and

	(v)	during our fiscal years ended October 31, 2010 and 2009, and through the date of dismissal, the Company did not experience any reportable events.

(b)	(i)	On January 28, 2011, we engaged Wei to serve as our independent registered public accounting firm.
(ii)
prior to engaging Wei, we had not consulted Wei regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on its financial statements or a reportable event, nor did we consult with Wei regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports; and

	(iii)	we did not have any disagreements with Wei, and therefore did not discuss any past disagreements with Wei.

(c)		We requested that Chadwick furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us regarding Chadwick. That letter is attached hereto as Exhibit 16.1.

Item 5.01 Changes in Control of Registrant.

As described in Item 2.01, in connection with the Share Exchange Agreement, on January 28, 2011 we issued 35,998,000 shares of our Common Stock to the Value Development Shareholders, their affiliates or assigns, in exchange for the transfer of 100% of the outstanding shares of Value Development. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Exchange, and as described in Item 5.02 of this Current Report dated January 28, 2011, our former Directors, President, Chief Executive Officer and Chief Financial Officer resigned from their positions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

DIRECTORS AND OFFICERS

Set forth below is information regarding our directors, executive officers and director nominees. Pursuant to the terms of the Share Exchange, Trade Link’s officers and directors shall resign, with such director resignations to become effective on the Closing Date. Prior to the Share Exchange, our board of directors appointed Mr. Liu Enjia as the Chairman of our Board, with such appointment to be effective on the Closing of the Share Exchange. The officers and directors to take effect after the Share Exchange were not affiliated with us prior to the Share Exchange. The Board is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.

Provided below is a brief description of our newly elected officers and directors and their business experience and an indication of directorships he/she has held in other companies, if any, subject to the reporting requirements under the federal securities laws.

Name	Age	Position
Liu Enjia	64	Chairman of the Board of Directors
Wang Youliang	43	Chief Executive Officer, Director
Shan Yanqin	64	Director
Liu Yanyan	37	Chief Financial Officer
Qin Libei	59	Chief Operating Officer
Liu Zhengxin	38	Chief HR Officer

Mr. Liu Enjia, Chairman of the Board of Directors

Mr. Enjia is the Chairman of the Company. In 1985, Mr. Enjia served as the Chairman of the Board for Hong Kong Yunli Development (Heilongjiang) Co. Thereafter, in 1991, Mr. Enjia served as the Chairman and President of Hong Kong Yunli Group. Mr. Enjia has also served as faculty member and lecturer at numerous Chinese universities. In 1994, he was a guest lecturer and Visiting Professor at the Social Development Institute at Peking University. Also, in 1994, he served as a Visiting Professor at Shenzhen University. In 1995, he was a guest researcher with the State Economic System Reform Committee. Also in 1995, Mr. Enjia served as consultant for the Heilongjiang Provincial Government System, as well as the Honorary President of Chamber of Commerce of the Heilongjiang Province.

In 1996, at the National Agricultural Conference, Mr. Enjia proposed the business model for agricultural enterprise, which was published in the People’s Forum. Mr. Enjia also established the “Zhongxian Agriculture” theory and the harmonious ecological agricultural practice model which has been implemented in the Heilongjiang Province, winning high praise from State leaders and the State Council.

Mr. Enjia is a dedicated researcher of China’s economic behavior and reform. To that end, he currently serves as the Director of China’s Economic Behavior Research Center. Mr. Enjia is credited with advancing the “Zhongxian” model and business commercialization theory, which brought about entrusted operations in state-owned enterprises, attracting the eye of the international community

Mr. Wang Youliang, Chief Executive Officer and Executive Director

Mr. Youliang is the Chief Executive Officer and Executive Director of the Company. From 1991 to 1997, Mr. Youliang was a staff member of the Tonghua Branch of China Construction Bank. Thereafter, from 1997 to 2006, he was the founder and President of Tonghua Hongyuan Trading Co., Ltd. From 2006 to 2008, Mr Youliang served as the CMO of Yunnan Nanyao Jiaoxiong Pharmaceutical Co., Ltd. From 2008 to 2010 he served as the Vice President of Guofa Venture Investment Co., Ltd. Currently, Mr. Youliang is the General Manager, Chief Executive Officer and Director of Heilongjiang Zhongxian Information Co., Ltd.

Mr. Youliang graduated from Jilin University with a degree in Finance.

Ms. Shan Yanqin, Executive Director

Ms. Shan Yangin serves as an Executive Director. While working with Harbin Thermodynamic Company from 1990-2000, she served as the office director and manager of the company. Thereafter, from 2000-2005, Ms. Yangin was the founder and Vice President of Daqing Sunlight Terrestrial Heat Tubing Sales Co., Ltd. From 2005 to the present, Ms. Yangin serves as a Director for Heilongjiang Zhongxian Information Co., Ltd.

Ms. Shan Yangin graduated from the Harbin University of Commerce with a Business Administration degree.

Ms. Liu Yanyan, Chief Financial Officer

Ms. Liu Yanyan serves as the Chief Financial Officer of the company. Ms. Yanyan has over a decade of experience in accounting and financial management. From 1995-2000 she served as a staff member of the Harbin Decorative Advertisement Design Corporation. Thereafter, she served as a staff member of Baixin Shoes Co., Ltd from 2000-2001. More recently, from 2002 to May 2010, Ms. Yanyan was a member of Harbin Caiyun Tradings Company.

Ms. Liu Yanyan graduated from the Heilongjiang College of Commerce with an accounting degree.

Mr. Qin Libei, Chief Operating Officer

Mr. Qin Libei serves as the Chief Operating Officer of the company. Mr. Libei has significant experience in the agricultural and livestock field. From 1981 to 1986, he was the Chief Secretary of Heilongjiang Bureau of Animal Husbandry. From 1986 to 1990 he was the Deputy Chief of Heilongjiang Livestock Breeding Guidance Station. Then, from 1991 to 1994, he served as the Deputy Chief of Heilongjiang Grassland Fodder Center experiment station. Additionally, from 1995 to 2000 he served as the Chairman of Heilongjiang Grassland Fodder Development Co., Ltd. and President of Heilongjiang Caiyuan Information Co. Ltd. More recently, from 2001 to 2010 Mr. Libei was a researcher with the Heilognjiang Grassland Fodder Center experimentation station. Currently, Mr. Libei also serves as the Chief Operating Officer for Heilongjiang Zhongxian Information Co., Ltd.

Mr. Libei graduated from Heilongjiang University with a degree in Economics and Management.

Mr. Liu Zhengxin, Chief HR Officer

Mr. Lin Zhengxin serves as the Chief HR Officer of the company. From 1992 to 1993, Mr. Zhengxin was a sales representative with Yunli Development (Heilongjiang) Co., Ltd. Then, from 1993 to 2005, he serves as sales director for Yunli Development (Heilongjiang) Co., Ltd. More recently, from 2005 to 2010, Mr. Zhengxin was the Assistant President of Heilongjiang Zhongxian Information Co. Ltd. From 2008 to the present, Mr. Zhengxin also serves as the CHO for Heilongjiang Zhongxian Information Co. Ltd.

Mr. Zhengxin holds an accounting degree from Heilongjiang Institute of Economic Management, and a minor in Human Resource Management.

Executive Compensation

The following table sets forth the compensation paid or accrued by us to our President, Chief Executive Officer, Chief Financial Officer and each of our other officers for the year ended June 30, 2010.

Name	Title	06/30/10 Fiscal Year Annual Salary (RMB)
Wang Youliang	Chief Executive Officer	72,000
Liu Yanyan	Chief Financial Officer	54,000
Qin Libei	Chief Operating Officer	48,000
Liu Zhengxin	Chief HR Officer	36,000

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our Company during the past five years.

Family Relationships

Mr. Liu Enjia, our Chairman of the Board of Directors, is related to Mr. Liu Zhengxin, our Chief HR Officer. Mr. Liu Enjia is Mr. Liu Zhengxin’s father. Otherwise, there are no family relationships between any of our directors or executive officers.

Employment Agreements

We have entered employment agreements with all of our Directors and Executive officers, for a term of three years, respectively. A form contract of our employment agreements with our Directors and Executives is attached hereto as Exhibit 10.14.

Employment Agreement with Wang Youliang, Chief Executive Officer

We entered into an Employment Agreement with Wang Youliang (the “Youliang Agreement”). Pursuant to the Youliang Agreement, Mr. Youliang will serve as our Chief Executive Officer. The initial term of Youliang Agreement ends in 2014.

The Youliang Agreement provides that Mr. Youliang’s initial base salary during the term shall be 72,000 RMB per annum. Youliang’s salary shall be paid on monthly basis, payable at the 30th day of each following month. If the Company unilaterally terminates the employment within the term of the agreement, the Company shall, on the termination date, make a lump-sum salary payment of the immediately preceding month to Mr. Youliang plus compensation equal to three (3) months of Mr. Youliang’s salary.

The Youliang Agreement provides that during the term of the Agreement, Mr. Youliang shall serve as the Chief Executive Officer of the Company. In this capacity, Mr. Youliang shall have all duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized company. During the term, Mr. Youliang shall use his best efforts to perform his duties under the Agreement.

The Youliang Agreement further provides that without the Company’s consent, Mr. Youliang shall not disclose, publish, publicize, convey, transfer or by other means render any third parties become acknowledged of any technology or trade secrets that belongs to the Company or upon which the Company owes confidentiality obligation. Neither may Mr. Youliang utilize the confidential information outside of his duties. The confidentiality obligation shall continue for a period of five (5) years after Mr. Youliang leaves the Company.

Additionally, the Youliang Agreement provides that during the term of the Youliang Agreement, Mr. Youliang may not assume any office position in any other companies, social organizations or other entities which produce or engage in the production of similar products or services as the Company, including but not limited to shareholder, partner, director, supervisor, manager, agent, or consultant, etc. Mr. Youliang may not participate in any industry engaging in the same or competitive business as the Company.

The agreement provides that it will automatically terminate upon either the expiration of the term of the Youliang Agreement, or the occurrence of events authorizing such termination or the dissolution of the Company.

The Youliang Agreement may also be terminated upon the occurrence of either a serious violation of the company policy by Mr. Youliang or by any major damages to the Company resulting from Mr. Youliang’s failure to duly perform her duties.

Finally, the Youliang Agreement provides that if the Company fails to timely make the full amount of salary payment, the Company shall pay Mr. Youliang compensation equal to 0.03% of Mr. Youliang’s daily salary for each day delayed. Additionally, Mr. Youliang shall compensate the Company for all losses and damages resulting from Mr. Youliang’s failure to duly perform his duties.

Employment Agreement with Liu Yanyan, Chief Financial Officer

We entered into an Employment Agreement with Liu Yanyan (the “Yanyan Agreement”). Pursuant to the Yanyan Agreement, Ms. Yanyan will serve as our Chief Financial Officer. The initial term of Yanyan Agreement ends in 2014.

The Yanyan Agreement provides that Ms. Yanyan’s initial base salary during the term shall be 54,000 RMB per annum. Yanyan’s salary shall be paid on monthly basis, payable at the 30th day of each following month. If the Company unilaterally terminates Ms. Yanyan within the term of the agreement, the Company shall, on the termination date, make a lump-sum salary payment of the immediately preceding month to Ms. Yanyan plus compensation equal to three (3) months of Ms. Yanyan’s salary.

The Yanyan Agreement provides that during the term of the Agreement, Ms. Yanyan shall serve as the Chief Financial Officer of the Company. In this capacity, Ms. Yanyan shall have all duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized company. During the term, Ms. Yanyan shall use her best efforts to perform her duties under the Agreement.

The Yanyan Agreement further provides that without the Company’s consent, Ms. Yanyan shall not disclose, publish, publicize, convey, transfer or by other means render any third parties become acknowledged of any technology or trade secrets that belongs to the Company or upon which the Company owes confidentiality obligation. Neither may Ms. Yanyan utilize the confidential information outside of her duties. The confidentiality obligation shall continue for a period of five (5) years after Ms. Yanyan leaves the Company.

Additionally, the Yanyan Agreement provides that during the term of the Yanyan Agreement, Ms. Yanyan may not assume any office position in any other companies, social organizations or other entities which produce or engage in the production of similar products or services as the Company, including but not limited to shareholder, partner, director, supervisor, manager, agent, or consultant, etc. Ms. Yanyan may not participate in any industry engaging in the same or competitive business as the Company.

The agreement provides that it will automatically terminate upon either the expiration of the term of the Yanyan Agreement, or the occurrence of events authorizing such termination or the dissolution of the Company.

The Yanyan Agreement may also be terminated upon the occurrence of either a serious violation of the company policy by Ms. Yanyan or by any major damages to the Company resulting from Ms. Yanyan’s failure to duly perform her duties.

Finally, the Yanyan Agreement provides that if the Company fails to timely make the full amount of salary payment, the Company shall pay Ms. Yanyan compensation equal to 0.03% of her daily salary for each day delayed. Additionally, Ms. Yanyan shall compensate the Company for all losses and damages resulting from her failure to duly perform her duties.

Employment Agreement with Qin Libei, Chief Operating Officer

We entered into an Employment Agreement with Qin Libei (the “Libei Agreement”). Pursuant to the Libei Agreement, Mr. Libei will serve as our Chief Operating Officer. The initial term of Libei Agreement ends in 2014.

The Libei Agreement provides that Mr. Libei’s initial base salary during the term shall be 48,000 RMB per annum. Libei’s salary shall be paid on monthly basis, payable at the 30th day of each following month. If the Company unilaterally terminates Mr. Libei within the term of the agreement, the Company shall, on the termination date, make a lump-sum salary payment of the immediately preceding month to Mr. Libei plus compensation equal to three (3) months of Mr. Libei’s salary.

The Libei Agreement provides that during the term of the Agreement, Mr. Libei shall serve as the Chief Operating Officer of the Company. In this capacity, Mr. Libei shall have all duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized company. During the term, Mr. Libei shall use his best efforts to perform his duties under the Agreement.

The Libei Agreement further provides that without the Company’s consent, Mr. Libei shall not disclose, publish, publicize, convey, transfer or by other means render any third parties become acknowledged of any technology or trade secrets that belongs to the Company or upon which the Company owes confidentiality obligation. Neither may Mr. Libei utilize the confidential information outside of his duties. The confidentiality obligation shall continue for a period of five (5) years after Mr. Libei leaves the Company.

Additionally, the Libei Agreement provides that during the term of the Libei Agreement, Mr. Libei may not assume any office position in any other companies, social organizations or other entities which produce or engage in the production of similar products or services as the Company, including but not limited to shareholder, partner, director, supervisor, manager, agent, or consultant, etc. Mr. Libei may not participate in any industry engaging in the same or competitive business as the Company.

The agreement provides that it will automatically terminate upon either the expiration of the term of the Libei Agreement, or the occurrence of events authorizing such termination or the dissolution of the Company. The Libei Agreement may also be terminated upon the occurrence of either a serious violation of the company policy by Mr. Libei or by any major damages to the Company resulting from Mr. Libei’s failure to duly perform his duties.

Finally, the Libei Agreement provides that if the Company fails to timely make the full amount of salary payment, the Company shall pay Mr. Libei compensation equal to 0.03% of his daily salary for each day delayed. Additionally, Mr. Libei shall compensate the Company for all losses and damages resulting from his failure to duly perform his duties.

Employment Agreement with Liu Zhengxin, Chief HR Officer

We entered into an Employment Agreement with Liu Zhengxin (the “Zhengxin Agreement”). Pursuant to the Zhengxin Agreement, Ms. Zhengxin will serve as our Chief HR Officer. The initial term of Zhengxin Agreement ends in 2014.

The Zhengxin Agreement provides that Ms. Zhengxin’s initial base salary during the term shall be 36,000 RMB per annum. Zhengxin’s salary shall be paid on monthly basis, payable at the 30th day of each following month. If the Company unilaterally terminates Ms. Zhengxin within the term of the agreement, the Company shall, on the termination date, make a lump-sum salary payment of the immediately preceding month to Ms. Zhengxin plus compensation equal to three (3) months of Ms. Zhengxin’s salary.

The Zhengxin Agreement provides that during the term of the Agreement, Ms. Zhengxin shall serve as the Chief HR Officer of the Company. In this capacity, Ms. Zhengxin shall have all duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized company. During the term, Ms. Zhengxin shall use his best efforts to perform her duties under the Agreement.

The Zhengxin Agreement further provides that without the Company’s consent, Ms. Zhengxin shall not disclose, publish, publicize, convey, transfer or by other means render any third parties become acknowledged of any technology or trade secrets that belongs to the Company or upon which the Company owes confidentiality obligation. Neither may Ms. Zhengxin utilize the confidential information outside of her duties. The confidentiality obligation shall continue for a period of five (5) years after Ms. Zhengxin leaves the Company.

Additionally, the Zhengxin Agreement provides that during the term of the Zhengxin Agreement, Ms. Zhengxin may not assume any office position in any other companies, social organizations or other entities which produce or engage in the production of similar products or services as the Company, including but not limited to shareholder, partner, director, supervisor, manager, agent, or consultant, etc. Ms. Zhengxin may not participate in any industry engaging in the same or competitive business as the Company.

The agreement provides that it will automatically terminate upon either the expiration of the term of the Zhengxin Agreement, or the occurrence of events authorizing such termination or the dissolution of the Company. The Zhengxin Agreement may also be terminated upon the occurrence of either a serious violation of the company policy by Ms Zhengxin or by any major damages to the Company resulting from Ms. Zhengxin’s failure to duly perform her duties.

Finally, the Zhengxin Agreement provides that if the Company fails to timely make the full amount of salary payment, the Company shall pay Ms. Zhengxin compensation equal to 0.03% of her daily salary for each day delayed. Additionally, Ms. Zhengxin shall compensate the Company for all losses and damages resulting from her failure to duly perform her duties.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board.

Our directors are reimbursed for expenses incurred by them in connection with attending Board meetings, but they do not receive any other compensation for serving on the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company obtained two demand loans from a stockholder without interest. During the year ended June 30, 2010, the Company paid off one loan. The balance of $595,959 and $1,881,922 as of June 30, 2010 and 2009, respectively, were included in shareholder loans in the accompanying consolidated balance sheets.

The Company makes advances to and receives loans from an affiliate which is a family member of the Company’s majority stockholder and a Company controlled by that family member. Loans are non-interest bearing and payable on demand. The balance of $748,170 and $208,568 as of June 30, 2010 and 2009, respectively, were included in loans from affiliates in the accompanying consolidated balance sheets.

Director Independence and Board Committees

We do not have any independent directors and our board of directors is in the process of searching for suitable candidates. Our board of directors does not have any committees, as companies whose securities are traded on the OTC Bulletin Board are not required to have board committees. However, at such time in the future that we appoint independent directors on our board we expect to form the appropriate board committees.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and the Company.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Corporation Information

Our principal executive offices are located at A09 Wuzhou Tiayang Xincheng, Limin Avenue, Limin Development Zone, Harbin, Heilongjiang Province.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Director Independence and Board Committees

We do not have any independent directors and our board of directors is in the process of searching for suitable candidates. Our board of directors does not have any committees, as companies whose securities are traded on the OTC Bulletin Board are not required to have board committees. However, at such time in the future that we appoint independent directors on our board we expect to form the appropriate board committees.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2011, as a result of the consummation of the Share Exchange, we changed our fiscal year end from October 31 to June 30.

Item 5.06 Change in Shell Company Status.

As described in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Share Exchange. As a result of the Share Exchange, Value Development became our wholly owned subsidiary and our main operating business. Consequently, we believe that the Share Exchange has caused us to cease to be a shell company. For more information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Share Exchange under the Share Exchange Agreement, as described in Item 1.01.  As a result of the closing of the Share Exchange, our primary operations consist of the business and operations of Harbin Jiasheng Consulting Managerial Co., Ltd., which are conducted by Heilongjiang Zhongxian Information Co., Ltd.  In the Share Exchange, we are the accounting acquiree and Harbin Jiasheng Consulting Managerial Co., Ltd. is the accounting acquiror.  Accordingly, we are presenting the financial statements of Harbin Jiasheng Consulting Managerial Co., Ltd. and its subsidiaries.

(a)	Financial statements of business acquired.

(i) Audited consolidated financial statements of Harbin Jiasheng Consulting Managerial Co., Ltd. as of and for the years ended June 30, 2010 and 2009 and related notes thereto is attached hereto as Exhibit 99.1.
(ii) Unaudited condensed consolidated financial statements of Harbin Jiasheng Consulting Managerial Co., Ltd. as of and for the three months ended September 30, 2010 and 2009, and related notes thereto is attached hereto as Exhibit 99.2.

(b)	Pro forma financial information.

Unaudited pro forma financial statements and related notes thereto are attached hereto as Exhibit 99.3.

(c)	Shell company transactions. None.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Exchange Agreement between Trade Link Wholesalers, Inc. and Value Development Holdings Limited, dated January 28, 2011.
10.1	Exclusive Consulting and Service Agreement between Harbin Jiasheng Consulting Managerial Co., Ltd. and Heilongjiang Zhongxian Information Co., LTD., dated December 21, 2010.
10.2
Shareholders Voting Right Proxy Agreement between Mr. Wang Youliang, Mr. Liu Zhengxin, Harbin Jiasheng Consultation & Management Co., LTD. and Heilongjiang Zhongxian Information Co., LTD., dated December 21, 2010.

10.3
Exclusive Call Options Agreement between Mr. Wang Youliang, Mr. Liu Zhengxin, Harbin Jiasheng Consultation & Management Co., LTD. and Heilongjiang Zhongxian Information Co., LTD., dated December 21, 2010.

10.4	Equity Pledge Agreement between Mr. Wang Youliang, Mr. Liu Zhengxin, Harbin Jiasheng Consultation & Management Co., LTD. and Heilongjiang Zhongxian Information Co., LTD., dated December 21, 2010.
10.5	Form Entrust Feeding Agreement
10.6	Entrust Feeding Agreement between Heilongjiang Xinhua Cattle Industry Co., Ltd. and Longjiang Sanniu Dairy Farming Co., Ltd., dated September 30, 2010.
10.7	Supplier Agreement between Heilongjiang Xinhua Cattle Industry Co., Ltd and Mengniu Dairy (Qiqihar) Co., Ltd., dated December 30, 2010.
10.8	Supplier Agreement between Heilongjiang Xinhua Cattle Industry Co., Ltd. and Feihe Dairy (Gannan) Co., Ltd. Longjiang Branch, dated December 16, 2010.
10.9	Feed Supplier Agreement between Heilongjiang Xinhua Cattle Industry Co., Ltd. and Agribrand Purina (Harbin) Feed Co., Ltd., dated December 26, 2010.
10.10	Cow Purchase Agreement between Heilongjiang Xinhua Cattle Industry Co., Ltd. and Beijing Qinfeng Xiongte Cow Development Co., Ltd., dated September 24, 2010.
10.11	Calves Purchase Agreement between Heilongjiang Xinhua Cattle Industry Co., Ltd. and Qiqihar Tianpeng Livestock Technology Co., Ltd. dated December 24, 2010.
10.12	Culled Cow Sales Agreement between Heilongjiang Xinhua Cattle Industry Co., Ltd. and Heilongjiang Heji Agricultural Development Co., Ltd., dated December 28, 2010.
10.13	Fertilizer Purchase Agreement between Heilongjiang Xinhua Cattle Industry Co., Ltd. and Qiqihar Jianfa Bio-Organic Fertilizer Plant dated December 26, 2010.
10.14	Form Employment Agreement
16.1	Letter from Ronald R. Chadwick, P.C.
99.1	Audited consolidated financial statements of Harbin Jiasheng Consulting Managerial Co., Ltd. as of and for the years ended June 30, 2010 and 2009, and related notes thereto.
99.2	Unaudited condensed consolidated financial statements of Harbin Jiasheng Consulting Managerial Co., Ltd. as of and for the three months ended September 30, 2010 and 2009, and related notes thereto.
99.3	Unaudited pro forma financial statements and related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Link Wholesalers, Inc.

Date: February 3, 2011	By:	/s/ Wang Younliang
Wang Youliang
Chief Executive Officer